ING USA                                               SINGLE PREMIUM IMMEDIATE
ANNUITY AND LIFE                                      FIXED AND VARIABLE ANNUITY
INSURANCE COMPANY                                     CERTIFICATE
ING USA  is a stock company domiciled in Iowa
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Contractholder                                         Group Contract Number
[Golden Investors Trust]                               [G000029-OE]
-------------------------------------------------------------------------------
Annuitant                          Owner
[THOMAS J. DOE]            [JOHN Q. DOE]
-------------------------------------------------------------------------------
Initial Premium             Annuity Option                 Contract Date
[$10,000]                  [20-YEAR PERIOD CERTAIN]        [JANUARY 1, 2004]
-------------------------------------------------------------------------------
Separate Account(s)                                        Contract Number
[SEPARATE ACCOUNT B]                                       [123456]
-------------------------------------------------------------------------------

In this Certificate you or your refers to the Owner shown above. We, our or us refers to ING USA Annuity and Life Insurance Company.

This Certificate describes the benefits and provisions of the group contract. Please read it carefully. The group contract, as issued to the Contractholder by us with any Riders or Endorsements, alone makes up the agreement under which benefits are paid. The group contract may be inspected at the office of the Contractholder. In consideration of any application for this Certificate and the payment of the initial premium, we agree, subject to the terms and conditions of the group contract, to provide the benefits described in this Certificate. The Annuitant under this Certificate must be eligible under the terms of the group contract.

If the Annuitant is living, we will make the Fixed Annuity Payments or Variable Annuity Payments, or a combination thereof, under the Annuity Option elected by you beginning on the First Annuity Payment Date shown in the Schedule.

All payments and values, when based on the investment experience of the variable separate account, may increase or decrease in dollar amount, depending on the certificate's investment results. Amounts withdrawn from any portion of the certificate representing fixed payments may be subject to a market value adjustment, the operation of which may cause such amounts to increase or decrease.

RIGHT TO EXAMINE THIS CERTIFICATE: You may return this certificate to us or the agent through whom you purchased it within 10 days after you receive it. If so returned, we will treat the certificate as though it were never issued. Upon receipt we will promptly refund the premium paid, plus any charges we have deducted, plus any increase or minus any decrease in the value of amounts allocated to the separate account as of the date the returned certificate is received by us.









                                              Secretary:
Customer Service Center                                  Paula Cludray Engelke
[P.O. Box 9271  Des Moines, IA 50306-9271
1-800-366-0066]                               President:
                                                         Keith Gubbay
--------------------------------------------------------------------------------
SINGLE PREMIUM IMMEDIATE FIXED AND VARIABLE ANNUITY CERTIFICATE - NO DIVIDENDS Non-participating. Investment results reflected in values.

IU-CA-3000

                        CERTIFICATE CONTENTS
--------------------------------------------------------------------------------

      SCHEDULE OF BENEFITS...........................................3

      IMPORTANT TERMS................................................4

      GENERAL PROVISIONS.............................................6
           The Certificate
           The Owner
           The Beneficiary
           Change of Owner or Beneficiary
           Single Premium Payment
           Premium Taxes
           Market Value Adjustments


      DEATH BENEFIT PROVISIONS.......................................8
         Death of Certificate Owner Prior to the First Annuity
                Payment Date
                Spousal Continuation upon Death of owner
         Death After the First Annuity Payment Date
                Death of Annuitant
                Death of Certificate Owner
                How to Claim Payments to Beneficiary

      VARIABLE ANNUITY PROVISIONS....................................9
           The Variable Separate Account
                Variable Separate Account Divisions
                Changes Within the Variable Separate Account
           Variable Annuity Payments
                Annuity Unit Value
                Net Return Factor
           Deductions from the Variable Separate Account Divisions
                Mortality and Expense Risk Charges and Administrative
                Expenses
           Redemption Fees
           Your Right to Make Allocation Changes

      OTHER IMPORTANT
           INFORMATION...............................................12
           Entire Contract
           Sending Notice to Us
           Reports to Owner
           Assignment - Using this Certificate as Collateral Security Certificate Changes - Applicable Tax Law
           Misstatement of Age or Sex
           Non-Participating
           Contestability
           Authority to Make Agreements
           Required Note on Our Computations
           Payments We May Defer
           Surrender/Loan Value

Copies of any additional Riders and Endorsements are at the back of this Certificate.

         THE SCHEDULE

The Schedule gives specific facts about this Certificate and its coverage. Please refer to the Schedule while reading this Certificate.


IU-CA-3000                             2

                        SCHEDULE OF BENEFITS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Annuitant                                         Owner
[THOMAS J. DOE]                             [THOMAS J. DOE]
--------------------------------------------------------------------------------
Annuitant's Issue Age       Annuitant's Sex                   Owner's Issue Age
[55]                          [MALE]                           [55]
--------------------------------------------------------------------------------
Premium                     Annuity Option                    Residence Status
[$10,000]                [20-YEAR PERIOD CERTAIN]              [IOWA]
--------------------------------------------------------------------------------
Contract Date              First Annuity Payment Date         Payment Mode
[JANUARY 1, 2004]            [FEBRUARY 1, 2004]                [MONTHLY]
--------------------------------------------------------------------------------
Separate Account(s)
[SEPARATE ACCOUNT B]
--------------------------------------------------------------------------------

ANNUITY OPTION: [ 20 -YEAR PERIOD CERTAIN ANNUITY]
Annuity payments will begin on the First Annuity Payment Date shown above if the Annuitant is then living and continue until the Number of Guaranteed Payments shown below has been made.

ALL ANNUITY PAYMENTS WILL BE MADE ON A [VARIABLE AND FIXED] BASIS

NUMBER OF GUARANTEED PAYMENTS:  [240]

[FIXED ANNUITY PAYMENT: [$1039.24]          FIXED ANNUITY PAYMENT RATE:  [1.5%]

[INCREASING FIXED ANNUITY PAYMENT OPTION: Under this option, the Fixed Annuity Payment shown above will increase annually by [1%], compounded annually. ]

[INITIAL] ESTIMATED VARIABLE ANNUITY PAYMENT: [$2239.02]
Variable annuity payments are not guaranteed and will fluctuate according to the investment experience of the Divisions of the Variable Separate Account as elected by you.]

[VARIABLE ANNUITY ASSUMED INTEREST RATE:  [3.0%]

OPTIONAL RIDERS        [Guaranteed Minimum Income Rider (GMIR)
  GMIR Payment:        [$ 2015.12]
  GMIR Factor:         [90%] of the Initial Estimated Variable Annuity Payment
  Maximum GMIR Charge: [0.005535]% deducted daily (equivalent to an annual rate of [2.00%])
  GMIR Period:         [5 years] beginning on the Certificate Date.]

[VARIABLE SEPARATE ACCOUNT DIVISIONS ELECTED BY YOU Your Premium has been invested as follows:

  Variable Separate Account Divisions           Percentage of Premium Payment

[Pioneer Mid-Cap Value                                     [50%
Fidelity VIP Growth Portfolio]                             50%]
-------------------------------------         ---------------------------------
        Total                                              100%



IU-CA-3000                             3A

--------------------------------------------------------------------------------

[RIGHT TO WITHDRAW OPTION

You have the right to take withdrawals under the Certificate. To take a withdrawal, you must provide written notice satisfactory to us at our Customer Service Center. For withdrawals from any portion of the Certificate representing Fixed Annuity Payments, if applicable, only one withdrawal may be made per Certificate Year and no withdrawals may be made before the later of (a) the end of the first Certificate Year; or (b) the First Annuity Payment Date. We may collect a Surrender Charge for early withdrawals and any redemption fees imposed by the mutual fund or other investment company as a result of the transaction. The Surrender Charge, if any, will be calculated using the Surrender Charge Schedule shown below.

Our approval is needed if, after a Partial Withdrawal, any remaining Annuity Payments would be less than [$50] monthly or [$250] annually for all other modes. After a Partial Withdrawal, any portion of Guaranteed Payments withdrawn will reduce remaining Guaranteed Payments proportionately.

[Amount Available for Withdrawal - Fixed Annuity
The amount available for withdrawal from any portion of the Certificate representing Fixed Annuity Payments is equal to the present value of any remaining Fixed Annuity Guaranteed Payments determined by using the Fixed Annuity Payment Rate as of the Valuation Date immediately following the date we receive your written request, adjusted by any Market Value Adjustment, less any applicable Surrender Charge. ]

[Amount Available for Withdrawal - Variable Annuity
The amount available for withdrawal from any portion of the Certificate representing Variable Annuity Payments is equal to the present value of any remaining Variable Annuity Guaranteed Payments determined by using the Variable Annuity Assumed Interest Rate shown in the Schedule as of the Valuation Date immediately following the date we receive your written request, less any applicable Surrender Charge and redemption fees.]

SURRENDER CHARGE SCHEDULE

A Surrender Charge may be imposed as a percentage of the amount withdrawn in the event a full or partial withdrawal is taken under the Right to Withdraw Option. The percentage imposed at time of withdrawal depends on the number of complete years that have elapsed since the Certificate Date as follows:

[Complete Years Elapsed Since Certificate Date: [0   1   2   3   4   5   6   7+
----------------------------------------------- --- --- --- --- --- --- --- ---
Surrender Charges (Variable Payments):          7%  6%  5%  4%  3%  2%  1%  0%]]

[Complete Years Elapsed Since Certificate Date: [0   1   2   3   4   5   6   7+
----------------------------------------------- --- --- --- --- --- --- --- ---
Surrender Charges (Fixed Payments):             NA*  6%  5%  4%  3%  2%  1%  0%]
*No withdrawals are allowed from Fixed Annuity Payments during the first Certificate Year]]

[FLEXIBLE PERIOD OPTION

Beginning on the second Certificate Anniversary and each Certificate Anniversary thereafter, you may elect to change the duration of your Guaranteed Payments or convert your Annuity Option shown in the Schedule to a Life Income Annuity provided:

(1) The Certificate is issued as a Period Certain Annuity (with no Life contingency);
(2) There are Guaranteed Payments remaining under the Certificate;
(3) You have the right to make withdrawals under the Certificate, as shown in the Schedule; and
(4) No optional Guaranteed Minimum Income Rider is attached and made a part of this Certificate, in which case this option may not be exercised while such Rider is in effect.


IU-CA-3000                             3A CONT'D

--------------------------------------------------------------------------------

      To exercise this Option, you must provide us your written request satisfactory to us at our Customer Service Center at least 30 days prior to any Certificate Anniversary after the first. The change will take effect on the Certificate Anniversary immediately following the date we receive your written request ("the FPO Effective Date").

      Any change to the duration of your Annuity Payments must meet the following conditions:

     (1) The period during which remaining Guaranteed Payments are to be made must be at least 5 years in duration;
     (2) any decrease in the period in which remaining Guaranteed Payments are to be made must result in no less than a total period of 10 years from the Certificate Date; and
     (3) any increase in the period in which remaining Guaranteed Payments are to be made must not exceed the earlier of:
          (i) in the case of a Certificate issued as a qualified plan, the Annuitant(s) remaining life expectancy; otherwise, 50 years (30 years for Fixed Annuity Payments) from the Certificate Date; or
          (ii) age 100.

      Our approval is needed if, after a Partial Withdrawal, any remaining Annuity Payments would be less than [$50] monthly or [$250] annually for all other modes. If you elect to convert your Annuity Payment option to Life Income Annuity, you may not exercise this Option again.

      The withdrawal value used to calculate the new Annuity Payments is equal to:

     (1) Under the Fixed Annuity portion of the Certificate, the present value of any remaining Fixed Annuity Guaranteed Payments determined by using the Fixed Annuity Payment Rate, adjusted by any Market Value Adjustment, as of the FPO Effective Date; and
     (2) Under the Variable Annuity portion of the Certificate, the present value of any remaining Variable Annuity Guaranteed Payments determined by using the Assumed Interest Rate as of the FPO Effective Date.

      No Surrender Charges will apply in calculating the withdrawal value under this option.

  [DEDUCTIONS FROM THE VARIABLE SEPARATE ACCOUNT DIVISIONS

      Mortality and Expense Risk Charge - We deduct a charge of not more than [0.004141%] from the Net Rate of Return on a daily basis (equivalent to an annual maximum rate of [1.50%]) for mortality and expense risks.

      Asset-Based Administrative Charge - We deduct a charge of not more than [0.000686%] from the Net Rate of Return on a daily basis [equivalent to an annual maximum rate of [0.25%] to compensate us for a portion of our ongoing administrative expenses.

      Redemption Fees - We may deduct the amount of any redemption fees imposed by a mutual fund or other investment company in which the Separate Account Divisions invest as a result of any full or partial withdrawals, reallocations or other transactions directed by you.

  EXCESS ALLOCATION CHARGE
      [$25.] Any charge will be deducted from the Annuity Payment next following the date of any excess allocation change(s). ]




IU-CA-3000                             3A CONT'D

                        IMPORTANT TERMS
--------------------------------------------------------------------------------

ANNUITANT - The person designated by you to be the measuring life in determining
     Annuity Payments and whose death may result in payment of any death proceeds. The Annuitant must be a natural person. You are the Annuitant unless another Annuitant has been named by you and is shown in the Schedule.

ANNUITY - a periodic payment to begin at a specified or contingent date and to continue for a fixed period (the Period Certain) and/or for the duration of a designated life or lives.

ANNUITY OPTION - The option selected by you and shown in the Schedule that determines the form and amount of Annuity Payments.

ANNUITY PAYMENT - The periodic payment you, or the Payee if different, receive on either a variable basis or fixed basis, or a combination thereof, as elected by you.

ANNUITY UNIT - the measure for valuing a Variable Annuity on and after the First
     Annuity Payment Date. The dollar value of each unit fluctuates with the experience of the Variable Separate Account Divisions available for investment under the Certificate.

ASSUMED INTEREST RATE - The rate selected by you which is used to calculate the Variable Annuity Payments under the Certificate and to determine withdrawal values, as appropriate. The Assumed Interest Rate is shown in the Schedule.

BENEFICIARY - The person designated by you to receive death proceeds in the case of the Annuitant's death (or joint Annuitant's death if applicable) if there is no surviving Owner or joint Owner.

BUSINESS DAY - Any day the New York Stock Exchange ("NYSE") is open for trading, or any day on which the Securities and Exchange Commission ("SEC") requires that mutual funds, unit investment trusts or other investment portfolios be valued, excluding federal holidays,

CERTIFICATE ANNIVERSARY - The anniversary of the Certificate Date.

CERTIFICATE DATE - The date we received your premium and upon which we begin determining the Certificate values. This date is used to determine Certificate months, processing dates, years, and anniversaries.

CERTIFICATE YEAR - the period between Certificate Anniversaries.

CONTRACTHOLDER - The entity to whom the group contract is issued.

ESTIMATED VARIABLE ANNUITY PAYMENT - The estimated periodic payments you receive, if so elected by you, under a Variable Annuity which, when based on the experience of a separate account, are not guaranteed and will fluctuate according to the investment experience of the Variable Separate Account Divisions elected by you. The estimated Variable Annuity Payment, if any, is shown in the Schedule.

FIXEDANNUITY - An Annuity with benefit payments which are fixed and will not fluctuate during the payment period.

FIXEDANNUITY PAYMENT - The fixed periodic payment you receive, if so elected by you, under a Fixed Annuity. Such payments, if any, are supported by the General Account and are shown in the Schedule.

FIXEDANNUITY PAYMENT RATE - The rate used to calculate the Fixed Annuity
     Payments, if any, under the Certificate and to determine withdrawal values, as appropriate. The initial Fixed Annuity Payment Rate is shown in the Schedule. This rate may change if any Flexible Period Option is exercised.

FIRST ANNUITY PAYMENT DATE - the date on which the first annuity periodic payment is paid.

GENERAL ACCOUNT - An account which contains all of our other assets other than those held in our Separate Account. It is used to support Fixed Annuity Payments.


IU-CA-3000                             4

--------------------------------------------------------------------------------

GUARANTEED PAYMENT - A periodic payment that is due whether or not the Annuitant, or Joint Annuitant if applicable, is living on date the Guaranteed Payment is due.

ISSUEAGE -The age of the Owner, or that of the Annuitant if different, on his or her birthday nearest the Certificate Date.

JOINT LIFE INCOME ANNUITY - An Annuity issued on the lives of two individuals for which payments are based on whether or not at least one of the Annuitants is living on the date the Annuity Payment is due. Payments cease at the death of both Annuitants.

JOINT LIFE INCOME WITH PERIOD CERTAIN ANNUITY - An Annuity issued on the lives of two individuals with Guaranteed Payments that continue for a specified period of time without being dependent upon the survival of the Annuitant or joint Annuitant and continue thereafter in whole or in part as long as at least one of the Annuitants is living.

LIFE INCOME ANNUITY - An Annuity for which payments are based soley on whether or not the Annuitant is living on the date the Annuity Payment is due. Payments cease at the Annuitant's death.

LIFE INCOME WITH PERIOD CERTAIN ANNUITY - An Annuity with Guaranteed Payments that continue for a specified period of time and continue thereafter as long as the Annuitant is living.

MARKET VALUE ADJUSTMENT - A positive or negative adjustment applied (a) to any portion of Fixed Annuity Guaranteed Payments withdrawn; or (b) to determine the withdrawal value under Flexible Period Option, if applicable.

NET RATE OF RETURN -  The Net Rate of Return is equal to:

     (1) The value of the shares of the Division at the end of a Valuation Date; minus
     (2) The value of shares of the Division at the start of the Valuation Date; plus or minus
     (3) Taxes (or reserves for taxes) on the Separate Account (if any); divided by
     (4) The value of shares of the Division at the start of the Valuation Date; minus
     (5) The daily Asset Based Administrative Charges and Mortality and Expense Risk Charges described in the Schedule for each day in the Valuation Period.

     A Net Rate of Return may be more or less than 0%. The value of a share in a Division is equal to the net assets of the Division divided by the number of shares outstanding. Refer to the Variable Annuity Provisions of this Certificate for additional information.

OWNER- You are the Owner of this Certificate. You have the rights and options described in this Certificate. "You" and "Your" refer to the Owner.

PAYEE- The person designated by you to receive the Annuity Payments under the Certificate. You are the Payee, unless you name someone else. If the Payee dies before all payments have been made under the Certificate, the contingent Payee will become the Payee. If there no contingent Payee, you will become the Payee.

PERIOD CERTAIN ANNUITY - An Annuity with Guaranteed Payments that continue for a specified period of time without being dependent upon the survival of the Annuitant.

VALUATION DATE - The day at the end of a Valuation Period when each Division is valued.

VALUATION PERIOD - Each business day together with any non-business days before it.

VARIABLE ANNUITY - an Annuity with payments that fluctuate based on the net investment experience of the divisions of the Variable Separate Account.

VARIABLE SEPARATE ACCOUNT DIVISION - Under a Variable Annuity, an investment option available in the Variable Separate Account. Any Variable Separate Account Divisions elected by you for the allocation of some or all of your Premium Payment are shown in the Schedule.

IU-CA-3000                             5

                        GENERAL PROVISIONS
--------------------------------------------------------------------------------

THE CERTIFICATE

We provide benefits as stated in this Certificate. In return, you supply us with the single Premium Payment required to put this Certificate in effect. This Certificate, together with any attached Riders or Endorsements, constitutes the entire Certificate. Riders and Endorsements add provisions or change the terms of the basic Certificate. Riders and Endorsements added to comply with applicable tax law do not require your consent, but are subject to regulatory approval.

THE OWNER

You are the Owner of this Certificate. You are also the Annuitant unless another Annuitant has been named by you and is shown in the Schedule. You have the rights and options described in this Certificate. One or more people may own this Certificate. The sole Owner's estate will be the Beneficiary if no Beneficiary designation is in effect, or if the designated Beneficiary has predeceased the Owner. In the case of a joint Owner dying prior to the First Annuity Payment Date, the surviving Owner(s) will be deemed to be the Beneficiary(ies) and any other Beneficiary(ies) of record will be treated as the contingent Beneficiary(ies). See Death Benefit Provisions for more information.

THE BENEFICIARY

The Beneficiary will receive any remaining Guaranteed Payments due under this Certificate at the death of the Annuitant, and joint Annuitant if applicable, if there is no surviving Owner or joint Owner. We pay any remaining Guaranteed Payments to the primary Beneficiary. If the primary Beneficiary dies before the Annuitant, any remaining Guaranteed Payments are paid to the contingent Beneficiary, if any. If there is no contingent Beneficiary, we pay any remaining Guaranteed Payments to the Owner, if living, otherwise to the Owner's estate or legal successors. One or more persons may be named as primary Beneficiary or contingent Beneficiary. In the case of more than one Beneficiary, we will assume any remaining Guaranteed Payments are to be paid in equal shares to the surviving Beneficiaries. You may specify other than equal shares. See Death Benefit Provisions for more information.

CHANGE OF OWNER OR BENEFICIARY

During the Annuitant's lifetime and while this Certificate is in effect you can transfer ownership of this Certificate. To make a Change of Owner, you must send us written notice of the change in a form satisfactory to us. If there are joint Owners, both must agree to the change. The change will take effect as of the day the notice is signed. The change will not affect any payment made or action taken by us before recording the change at our Customer Service Center.

You also have the right to change Beneficiaries, unless you designate the primary Beneficiary as irrevocable. When an irrevocable Beneficiary has been designated, you and the irrevocable Beneficiary may have to act together to exercise the rights and options under this Certificate.

When naming or changing the Beneficiary(ies), you may specify the form of any remaining Guaranteed Payments as described under the Death Benefit Provision of this Certificate. We will honor the specified form of payment to the extent permitted under Section 72(s) of the Internal Revenue Code or the equivalent provisions of the U.S. Treasury Department rules for qualified plans.



IU-CA-3000                             6

--------------------------------------------------------------------------------

SINGLE PREMIUM PAYMENT

This is a single premium annuity. However, the single premium may be paid in one lump sum or in installments anytime prior to the First Annuity Payment Date. Any such planned installments must be identified at the time the Certificate is issued and be received by us at our Customer Service Center prior to the First Annuity Payment Date. You may allocate your Premium Payment to Fixed Annuity Payments, Variable Annuity Payments, or a combination thereof. The amount of the premium applied to this Certificate will be the initial premium received as shown in the Schedule, minus a deduction for Premium Taxes, if any. If any subsequent payments are received after the Certificate Date, but before the First Annuity Payment Date, the initial calculation of Fixed Annuity Payments will be considered an estimate until the First Annuity Payment Date. We may defer acceptance of or return any subsequent Premium Payments received before the First Annuity Payment Date.

PREMIUM TAXES

We deduct the amount of any premium or other state and local taxes levied by any state or governmental entity when such taxes are incurred.

MARKET VALUE ADJUSTMENTS

A Market Value Adjustment will be applied to any portion of a Fixed Annuity Payment withdrawn to determine the withdrawal value under the Certificate. The Market Value Adjustment is determined by multiplying the amount withdrawn by the following factor:
                          1  +  I                N/365
                    ------------------------
                      1  +  J  +  .0050                    -   1

The applicable maturity for Index Rate I is the certain period divided by 2 rounded up to the nearest whole number and the applicable maturity for Index Rate J is the remaining certain period divided by 2 rounded up to the nearest whole number. The calendar month of Index Rate determination for Index Rate I is the month the Certificate was issued or the month of the most recent change (if any) under the Flexible Period Option. The calendar month of Index Rate determination for Index Rate J is the month the transaction is effective. N is equal to the number of days remaining in the certain period, divided by 2.

Index Rate
The Index Rate is the average of the Ask Yields for the U.S. Treasury Strips as reported by a national quoting service for the applicable maturity. The average is based on the period from the 22nd day of the calendar month two months prior to the calendar month of Index Rate determination to the 21st day of the calendar month immediately prior to the month of determination. The applicable maturity date for these U.S. Treasury Strips is derived from the length of the Period Certain ("certain period"). If the Ask Yields are no longer available, the Index Rate will be determined using a suitable replacement method subject to any required regulatory approval. We currently set the Index Rate once each calendar month. However, we reserve the right to set the Index Rate more frequently than monthly, but in no event will such Index Rate be based on a period less than 28 days.

Market Value Adjustments will be applied as follows:

     (1) The Market Value Adjustment will be applied to the amount withdrawn before deduction of any applicable Surrender Charge.
     (2) The Market Value Adjustment will be calculated on the total amount that must be withdrawn in order to provide the amount requested




IU-CA-3000                             7

                        DEATH BENEFIT PROVISIONS
--------------------------------------------------------------------------------

DEATH OF OWNER PRIOR TO THE FIRST ANNUITY PAYMENT DATE

If you die prior to the First Annuity Payment Date, the entire interest in the Certificate must be distributed within five years of the date of death, or payments may be made over a period not extending beyond the life expectancy of the Beneficiary, provided such payments begin not later than one year after the date of death. The "entire interest" means the Premium Paid plus any increase or minus any decrease in the value of amounts allocated to the Separate Account as of the date we receive due proof of death.

Spousal Continuation upon Death of Owner
If, at the death of the Owner (who is not also the Annuitant), the surviving spouse of the deceased Owner is the Beneficiary, then such surviving spouse may elect to continue the Certificate as their own pursuant to Internal Revenue Code
Section 72(s) or the equivalent provisions of the U.S. Treasury Department rules for qualified plans. However, on the death of the surviving spouse, this provision may not be used again.

DEATH AFTER THE FIRST ANNUITY PAYMENT DATE

Death of Annuitant
If the Annuitant, and Joint Annuitant if applicable, dies and there is no surviving Owner or joint Owner, any remaining Guaranteed Payments will be paid to the Beneficiary in the form specified in the Schedule upon receipt of due proof of the Annuitant's death at our Customer Service Center. Such payments will be paid at least as rapidly as under the method of distribution then in effect. In all events, distributions under the Certificate must be made as required by applicable law.

If this Certificate is issued as a Life with Period Certain Annuity, within six months of such death, the Beneficiary may elect to receive the withdrawal value of any remaining Guaranteed Payments in a lump sum. If this Certificate is issued as a Period Certain Annuity or if you have the right to make withdrawals under the Certificate as shown in the Schedule, the Beneficiary may elect to receive the withdrawal value of any remaining Guaranteed Payments in a lump sum at any time. The withdrawal value under this provision is equal to:
     (a) Under the Fixed Annuity portion of the Certificate, if applicable, the present value of any remaining Fixed Annuity Guaranteed Payments determined by using the Fixed Annuity Payment Rate as of the Valuation Date immediately following the date we receive due proof of the Annuitant's death, adjusted by any Market Value Adjustment; and
     (b) Under the Variable Annuity portion of the Certificate, if applicable, the present value of any remaining Variable Annuity Guaranteed Payments determined by using the Assumed Interest Rate as of the Valuation Date immediately following the date we receive due proof of the Annuitant's death.

No Surrender Charges will apply in calculating the withdrawal value under this provision. To take the withdrawal value of any remaining Variable and/or Fixed Annuity Guaranteed Payments, as applicable, you must provide us with your written request satisfactory to us at our Customer Service Center.

Death of Owner
If you die and you are not the Annuitant, payments will continue to the Payee in the form specified in the Schedule. If no Payee designated by you survives you, payments will be made to your estate. Such payments will be paid at least as rapidly as under the method of distribution then in effect.

How to Claim Payments to Beneficiary
We must receive proof of the Annuitant's death (and Joint Annuitant's death if applicable) at our Customer Service Center before we will make any remaining payments to the Beneficiary. We will calculate any proceeds payable as of the date we receive due proof of death. The Beneficiary should contact our Customer Service Center for instructions

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


                        VARIABLE ANNUITY PROVISIONS
--------------------------------------------------------------------------------

THE VARIABLE SEPARATE ACCOUNT

The Variable Annuity Payments under this Certificate, if any, are provided through investments which may be made in our Separate Account (the "Account"), a unit investment trust Separate Account, organized in and governed by the laws of the State of Iowa, our state of Domicile. The Account is divided into Divisions, each of which is available for investment under this Certificate. The Account is kept separate from our General Account and any other Separate Accounts we may have. It is used to support Variable Annuity Certificates and may be used for other purposes permitted by applicable laws and regulations. We own the assets in the Separate Account. Assets equal to the reserves and other liabilities of the account will not be charged with liabilities that arise from any other business we conduct; but, we may transfer to our General Account assets which exceed the reserves and other liabilities of the Variable Separate Account. Income and realized and unrealized gains or losses from assets in the Variable Separate Account are credited to or charged against the Account without regard to other income, gains or losses in our other investment accounts.

The Variable Separate Account will invest in mutual funds, unit investment trusts and other investment portfolios which we determine to be suitable for this Certificate's purposes. The Variable Separate Account is treated as a unit investment trust under Federal securities laws. It is registered with the Securities and Exchange Commission ("SEC") under the Investment Company Act of 1940. The Variable Separate Account is also governed by state law as described above.

Variable Separate Account Divisions
A unit investment trust Separate Account is divided into Divisions, each investing in a designated investment portfolio. The Divisions and the investment portfolios designated may be managed by a separate investment adviser. Such adviser may be registered under the Investment Advisers Act of 1940.

Changes within the Variable Separate Account
We may, from time to time, make additional Variable Separate Account Divisions available to you. These Divisions will invest in investment portfolios we find suitable for the group contract. We also have the right to eliminate Divisions from a Variable Separate Account, to combine two or more Divisions or to substitute a new portfolio for the portfolio in which a Division invests. A substitution may become necessary if, in our judgment, a portfolio or Division no longer suits the purpose of the group contract. This may happen due to a change in laws or regulations, a change in a portfolio's investment objectives or restrictions, because the portfolio or Division is no longer available for investment, or for some other reason. We will obtain any required regulatory approvals before making such a substitution

Subject to any required regulatory approvals, we reserve the right to transfer assets of the Variable Separate Account which we determine to be associated with the class of contracts to which the group contract belongs, to another Variable Separate Account or Division.

When permitted by law, we reserve the right to:

     (1) deregister a Variable Separate Account under the Investment Company Act of 1940;
     (2) operate a Variable Separate Account as a management company under the Investment Company Act of 1940, if it is operating as a unit investment trust;
     (3) operate a Variable Separate Account as a unit investment trust under the Investment Company Act of 1940, if it is operating as a managed Variable Separate Account;
     (4) restrict or eliminate any voting rights of Owners, or other persons who have voting rights to a Variable Separate Account; and
     (5) combine a Variable Separate Account with other Variable Separate Accounts.


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                        VARIABLE ANNUITY PROVISIONS (Continued)
--------------------------------------------------------------------------------

VARIABLE ANNUITY PAYMENTS

If Variable Annuity Payments are chosen, the initial payment for the option chosen reflects the Variable Annuity Assumed Interest Rate shown in the Schedule. Thereafter, the Divisions of the Variable Separate Account must earn the Assumed Interest Rate shown in the Schedule plus enough to cover any deductions stated in the Certificate if future Annuity Payments are to remain level. If earnings exceed this amount, Variable Annuity Payments will increase; if earnings are less than this amount, Variable Annuity Payments will decrease.

Annuity Units
The Number of Annuity Units is equal to the portion of the first Estimated Variable Annuity Payment allocated to each Division divided by the appropriate Annuity Unit Value on the Valuation Date. Thereafter, the number of Annuity Units remains unchanged except when you make an allocation change. Each Variable Annuity Payment is equal to the sum of the products of each Annuity Unit Value on the Valuation Date for that payment multiplied by the appropriate number of Annuity Units for each Division.

Annuity Unit Value
On any Valuation Date, an Annuity Unit Value is equal to: (1) The Annuity Unit Value on the previous Valuation Day; multiplied by (2) The Annuity Net Return Factor(s) for the Valuation Date; multiplied by (3) A Factor to reflect the Assumed Interest Rate shown in the Schedule

The Annuity Unit Value and Annuity Payment amount may go up or down due to investment gain or loss.

Net Return Factor
The Net Return Factor(s) is(are) used to compute all Variable Annuity Payments for any Division in the Variable Separate Account. The Net Return Factor for each Division is equal to 1.0000 plus the Net Rate of Return.

The Net Rate of Return is equal to:

     (1) The value of the shares of the Division at the end of a Valuation Date; minus
     (2) The value of shares of the Division at the start of the Valuation Date; plus or minus
     (3) Taxes (or reserves for taxes) on the Separate Account (if any); divided by
     (4) The value of shares of the Division at the start of the Valuation Date; minus
     (5) The daily Asset Based Administrative Charges and Mortality and Expense Risk Charges described in the Schedule for each day in the Valuation Period.

A Net Rate of Return may be more or less than 0%. The value of a share in a Division is equal to the net assets of the Division divided by the number of shares outstanding.

Annuity Payments shall not be changed due to mortality or expense results.

DEDUCTIONS FROM THE VARIABLE SEPARATE ACCOUNT DIVISIONS

Mortality and Expense Risk Charges and Administrative Expenses
We deduct a charge from the Net Rate of Return on a daily basis for mortality and expense risks and to compensate us for a portion of our ongoing administrative expenses. The maximum charges for these expenses as of the Certificate Date are shown in the Schedule, but we may charge less than the maximum.


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                        VARIABLE ANNUITY PROVISIONS (Continued)
--------------------------------------------------------------------------------

REDEMPTION FEES

We may deduct the amount of any redemption fees imposed by a mutual fund or other investment company in which the Separate Account Divisions invest as a result of any full or partial withdrawals, reallocations or other transactions directed by you

YOUR RIGHT TO MAKE ALLOCATION CHANGES

You may make allocation changes among the available Divisions of the Variable Separate Account after the end of the Right to Examine period. Allocation changes in excess of twelve in any Certificate Year are subject to an Excess Allocation Charge as shown in the Schedule. Any charge will be deducted from the Annuity Payment next following the date of any excess allocation change(s). To make an allocation change, you must provide us with satisfactory notice at our Customer Service Center. The change will take effect when we receive the notice.

We will monitor transfer activity and will restrict transfers that constitute Frequent Trading. Our current definition of Frequent Trading is more than one purchase and sale of the same underlying fund within a 30-day period. We may modify our general standard, or the standard as it may apply to a particular fund, at any time without prior notice, if required by the underlying fund(s) in which Separate Account Divisions invest and/or by state or federal regulatory requirements, or based on our business judgement. We will notify you in writing within 30 days of such modification.




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


                        OTHER IMPORTANT INFORMATION
--------------------------------------------------------------------------------

ENTIRE CONTRACT

The group contract, including any attached Riders, endorsements, amendments and the application of the Contractholder, constitute the entire contract between the Contractholder and us. All statements made by the Contractholder, any Owner or any Annuitant will be deemed representations and not warranties.

SENDING NOTICE TO US

Whenever written notice is required, send it to our Customer Service Center. The address of our Customer Service Center is shown on the cover page. Please include your Certificate number in all correspondence.

REPORTS TO OWNER

We will send you a report at least once during each Certificate Year. The report will show the Annuity Unit values as of the end of the Certificate Year. The report will also show the allocation of the Annuity Unit values as of such date and the amounts, if any, deducted from or added to the Annuity Unit value since the last report. The report will also include any information that may be currently required by the insurance supervisory official of the jurisdiction in which the Certificate is delivered. We will also send you copies of any shareholder reports of the portfolios in which the Divisions of the Variable Separate Account invest, as well as any other reports, notices or documents required by law to be furnished to Owners.

ASSIGNMENT - USING THIS CERTIFICATE AS COLLATERAL SECURITY

You may assign this Certificate as collateral security for a loan or other obligation. This does not change the ownership. Your rights and any Beneficiary's right are subject to the terms of the assignment. The Beneficiary's rights may be subordinate to those of an assignee unless the Beneficiary was designated as an irrevocable Beneficiary prior to the assignment. To make or release an assignment, we must receive written notice satisfactory to us, at our Customer Service Center. We are not responsible for the validity of any assignment.

CERTIFICATE CHANGES - APPLICABLE TAX LAW

We reserve the right to make changes in this Certificate or its Riders to the extent necessary to continue to qualify this Certificate as an annuity. Any such changes will apply uniformly to all Certificates that are affected. You will be given advance written notice of such changes.

MISSTATEMENT OF AGE OR SEX

If an age or sex has been misstated, the amounts payable or benefits provided by this Certificate will be those that the Premium Payment made would have bought at the correct age or sex.

NON-PARTICIPATING

This Certificate does not participate in our divisible surplus.

CONTESTABILITY

This Certificate is incontestable from its date of issue.



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


                        OTHER IMPORTANT INFORMATION (Continued)
--------------------------------------------------------------------------------

AUTHORITY TO MAKE AGREEMENTS

All agreements made by us must be signed by one of our officers. No other person, including an insurance agent or broker, has the authority to:

     (1)  change any of this Certificate's terms;
     (2)  extend the time for Premium Payments; or
     (3)  make any agreement binding on us.

REQUIRED NOTE ON OUR COMPUTATIONS

We have filed a detailed statement of our computations with the insurance supervisory official in the jurisdiction where this Certificate is delivered. The values are not less than those required by the law of that state or jurisdiction. Any benefit provided by an attached optional benefit rider will not increase these values unless otherwise stated in that rider.

PAYMENTS WE MAY DEFER

We may not be able to determine the value of the assets in the Variable Separate Account because:

     (1)  The NYSE is closed for trading;
     (2)  the SEC determines that a state of emergency exists;
     (3) an order or pronouncement of the SEC permits a delay for the protection of Owners; or
     (4) the check used to pay the premium has not cleared through the banking system. This may take up to 15 days.

During such times, as to amounts allocated to the Variable Separate Account, we may delay:

     (1) determination and payment of any death benefit if death occurs before the First Annuity Payment Date;
     (2) allocation changes among the available Divisions of the Variable Separate Account; or
     (3)  making a Variable Annuity Payment.

SURRENDER/LOAN VALUE

Except as provided in the Right to Examine provision, this Certificate has no loan or surrender value.



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








SINGLE PREMIUM IMMEDIATE FIXED AND VARIABLE ANNUITY CERTIFICATE - NO DIVIDENDS
--------------------------------------------------------------------------------
Non-participating. Investment results reflected in Variable Annuity Payments. IU-CA-3000